As filed with the Securities and Exchange Commission on February 18, 2009
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Citigroup Funding Inc. Citigroup Inc.	Delaware Delaware	42-1658283 52-1568099
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Numbers)

399 Park Avenue
New York, NY 10043
(212) 559-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie Bell Lindsay, Esq.
Assistant General Counsel-Finance
Citigroup Inc.
399 Park Avenue
New York, NY 10043
(212) 559-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Jeffrey D. Karpf, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Citigroup Funding Inc. and the Underwriters in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

(continued on the following page)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Amount to be registered/Proposed maximum	Amount of
Title of each class of securities	offering price per unit/Proposed maximum	registration
to be registered	aggregate offering price(1)(2)	fee(1)
Debt Securities of Citigroup Funding Inc.		$0
Index Warrants of Citigroup Funding Inc.		$0
Debt Security and Index Warrant Units of Citigroup Funding Inc.		$0
Guarantees of Debt Securities and Index Warrants of Citigroup Funding Inc.(3)		$0
Exchange Agreements of Citigroup Inc.(3)		$0
Debt Security and Exchange Agreement Units		$0

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

(2)	Includes an unspecified number of securities that may be offered or sold by affiliates of the Registrants in market-making transactions.

(3)	No separate consideration will be received for the Guarantees or the Exchange Agreements.

INTRODUCTORY NOTE

This Registration Statement contains:

•	a base prospectus relating to debt securities, index warrants, debt security and index warrant units, and debt security and exchange agreement units of Citigroup Funding Inc.; and

•	a form of prospectus supplement to the base prospectus relating to the offering by Citigroup Funding Inc. of its Medium-Term Senior Notes, Series D, and Medium-Term Subordinated Notes, Series E, in registered form.

PROSPECTUS

Citigroup Funding Inc.

Debt Securities
Index Warrants
Debt Security and Index Warrant Units
Debt Security and Exchange Agreement Units
Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed by
Citigroup Inc.

Citigroup Funding Inc. will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, the accompanying prospectus supplement and any applicable pricing supplement carefully before you invest. Citigroup Funding may offer and sell these securities to or through one or more underwriters, dealers and agents, including Citigroup Global Markets Inc, a broker-dealer affiliate of Citigroup Funding, or directly to purchasers, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Funding Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

February 18, 2009

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Citigroup Funding, Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Citigroup Funding may offer;

•	the accompanying prospectus supplement and any applicable pricing supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 6 for information on Citigroup, including its financial statements.

Citigroup Inc.

Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup has some 200 million customer accounts and does business in more than 100 countries. Citigroup’s activities are conducted through the Global Cards, Consumer Banking, Institutional Clients Group, Global Wealth Management, and Corporate/Other business segments. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, the Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc., Grupo Financiero Banamex, S.A. de C.V. and Nikko Citi Holdings Inc., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

The principal executive offices of Citigroup are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

Citigroup Funding Inc.

Citigroup Funding is a wholly-owned subsidiary of Citigroup whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes. Citigroup Funding was incorporated on January 14, 2005 under the laws of the State of Delaware as a corporation with perpetual duration.

The principal executive offices of Citigroup Funding are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

The Securities Citigroup Funding May Offer

Citigroup Funding may use this prospectus to offer:

•	debt securities;

•	index warrants;

•	debt security and index warrant units; and

•	debt security and exchange agreement units.

A prospectus supplement and/or pricing supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

Debt Securities

Debt securities are guaranteed unsecured general obligations of Citigroup Funding in the form of senior or subordinated debt. Senior debt includes Citigroup Funding’s notes, debt and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

The senior and subordinated debt will be issued under separate indentures among Citigroup Funding, Citigroup, as guarantor, and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indentures, which are incorporated by reference in Citigroup Funding’s registration statement of which this prospectus forms a part, Citigroup’s most recent annual report on Form 10-K, Citigroup’s proxy statement on Schedule 14A filed after the period covered by the Form 10-K, Citigroup’s quarterly reports on Form 10-Q filed after the Form 10-K and Citigroup’s current reports on Form 8-K filed after the period covered by the Form 10-K. You can receive copies of these documents by following the directions on pages 6 and 7.

     General Indenture Provisions that Apply to Senior and Subordinated Debt

•	None of the indentures limits the amount of debt that Citigroup Funding may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup Funding, although the senior debt indentures do limit Citigroup’s ability to pledge the stock of any subsidiary that meets the financial thresholds in the indentures. These thresholds are described below under “Description of Debt Securities.”

•	The indentures allow for different types of debt securities, including indexed securities, to be issued in series and provides for the issuance of securities in book-entry, certificated and, in limited circumstances, bearer form.

•	The indentures allow Citigroup and Citigroup Funding to merge or to consolidate with another company, or sell all or substantially all of their respective assets to another company. The successor company, if other than Citigroup or Citigroup Funding, as applicable, would be required to assume Citigroup’s and Citigroup Funding’s respective obligations under the indentures. Unless the transaction resulted in an event of default, Citigroup and Citigroup Funding would be released from all liabilities and obligations under the debt securities when the other company assumed their respective obligations under the indentures.

•	The indentures provide that holders of a majority of the principal amount of the senior debt securities outstanding in any series and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Citigroup’s and Citigroup Funding’s obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

•	The indentures provide that Citigroup and Citigroup Funding may terminate and be fully discharged from their respective obligations under the debt securities or be released from their respective obligations to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup Funding’s obligations under the particular securities when due.

•	The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

•	Citigroup provides a full and unconditional guarantee of the debt securities for the benefit of the holders, from time to time, of such debt securities.

     Events of Default

The events of default specified in the senior debt indentures include:

•	failure to pay principal or premium, if any, when due;

•	failure to pay required interest for 30 days;

•	failure to make a required scheduled installment payment to a sinking fund for 30 days;

•	failure to perform covenants for 90 days after notice;

•	certain events of insolvency or bankruptcy, whether voluntary or not; and

•	any additional events as may be set forth in the applicable prospectus supplement.

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup Funding in the subordinated indenture or any other default which is not also an event of default.

     Remedies

Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the senior debt securities.

Subordinated Indenture: If there were an event of default involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities. The occurrence of a default for any reason other than these events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.

Index Warrants

Citigroup Funding may issue index warrants independently or together with debt securities (including debt security and index warrant units). Citigroup Funding will issue any series of index warrants under a separate index warrant agreement among Citigroup Funding, Citigroup, as guarantor, and a bank or trust company. Citigroup will provide a full and unconditional guarantee of the index warrants for the benefit of the holders, from time to time, of such index warrants. You are encouraged to read the index warrant agreement, which has been filed as an exhibit to one of Citigroup’s current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions on pages 6 and 7.

Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

The prospectus supplement and/or pricing supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup Funding will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

Citigroup Funding will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup Funding will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange (“NYSE”), NYSE Arca, the NASDAQ Global Market or the Chicago Board Options Exchange.

The index warrant agreement for any series of index warrants will provide that holders of a majority of the total amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement and/or pricing supplement relating to each series of index warrants will describe the important tax considerations.

Debt Security and Index Warrant Units

Citigroup Funding may issue debt security and index warrant units consisting of debt securities and index warrants. The applicable prospectus supplement and/or pricing supplement will describe the terms of any debt security and index warrant units.

Debt Security and Exchange Agreement Units

Citigroup Funding may issue debt security and exchange agreement units consisting of debt securities of Citigroup Funding and exchange agreements of Citigroup. The applicable prospectus supplement and/or pricing supplement will describe the terms of any debt security and exchange agreement units.

Use of Proceeds

Citigroup Funding will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund Citigroup and its subsidiaries. Citigroup Funding may also use a portion of the proceeds to refinance or extend the maturity of existing debt obligations. Citigroup Funding may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under “Use of Proceeds and Hedging.”

Plan of Distribution

Citigroup Funding may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement and/or pricing supplement will explain the ways Citigroup Funding sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup Funding is granting the underwriters, dealers or agents.

If Citigroup Funding uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

Citigroup Funding expects that the underwriters for any offering will include one or more of its broker-dealer affiliates, including Citigroup Global Markets Inc. These broker-dealer affiliates also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup Funding or any of its affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

Ratio of Income to Fixed Charges and
Ratio of Income to Combined Fixed Charges
Including Preferred Stock Dividends

The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for each of the five most recent fiscal years and the nine months ended September 30, 2008.

	Nine
	Months
	Ended
	September 30,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003

Ratio of income to fixed charges (excluding interest on deposits)	0.24	1.03	1.83	2.26	2.70	3.62
Ratio of income to fixed charges (including interest on deposits)	0.52	1.02	1.52	1.80	2.03	2.50
Ratio of income to combined fixed charges including preferred stock dividends (excluding interest on deposits)	0.22	1.03	1.83	2.25	2.68	3.58
Ratio of income to combined fixed charges including preferred stock dividends (including interest on deposits)	0.50	1.01	1.50	1.79	1.99	2.44

Where You Can Find More Information

As required by the Securities Act of 1933, Citigroup Funding and Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission, or SEC. This prospectus is a part of that registration statement, which includes additional information.

Citigroup files annual, quarterly and current reports and other information with the SEC. Citigroup Funding currently does not file reports and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings and reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC are available to the public from the SEC’s website at http://www.sec.gov. Citigroup’s SEC filings are also available on its website at http://www.citigroup.com.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus, the prospectus supplement and/or the pricing supplement. Citigroup incorporates by reference the documents listed below and filed under File No. 1-09924:

(a)	Annual Report on Form 10-K for the year ended December 31, 2007;

(b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

(c) Current Reports on Form 8-K filed on January 15, 2008, January 17, 2008, January 18, 2008, January 22, 2008, January 25, 2008, January 30, 2008, February 1, 2008, February 29, 2008, March 5, 2008, March 26, 2008, April 11, 2008, April 18, 2008, April 25, 2008, April 28, 2008, May 5, 2008, May 12, 2008, May 13, 2008, June 12, 2008, July 2, 2008, July 3, 2008, July 11, 2008, July 18, 2008, July 25, 2008, August 7, 2008, August 19, 2008, September 10, 2008, September 26, 2008, September 30, 2008, October 10, 2008, October 16, October 17, 2008, October 21, 2008, October 30, 2008, October 31, 2008, November 26, 2008, December 11, 2008, December 31, 2008, January 12, 2009, January 14, 2009, January 16, 2009, January 21, 2009, January 23, 2009, February 2, 2009 and February 18, 2009;

(d) Current Reports on Form 8-K filed on August 14, 2008 and January 23, 2009 (conforming Citigroup’s historical consolidated financial statements to reflect discontinued operations and organizational changes);

(e)	Definitive Proxy Statement on Schedule 14A filed on March 13, 2008; and

(f)	Registration Statement on Form 8-B, dated May 10, 1988, describing our common stock, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services
540 Crosspoint Parkway
Getzville, New York 14068
(877) 936-2737 (toll free)
(716) 730-8055 (outside the U.S.)

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Neither Citigroup nor Citigroup Funding is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup Funding and Citigroup’s respective management’s beliefs and assumptions and on information currently available to Citigroup Funding and Citigroup’s respective management. Forward-looking statements include information concerning Citigroup Funding and Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Neither Citigroup Funding nor Citigroup has any intention or obligation to update forward-looking statements after it distributes this prospectus.

CITIGROUP INC.

Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup has some 200 million customer accounts and does business in more than 100 countries. Citigroup’s activities are conducted through the Global Cards, Consumer Banking, Institutional Clients Group, Global Wealth Management and Corporate/Other business segments. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, the Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc., Grupo Financiero Banamex, S.A. de C.V. and Nikko Citi Holdings Inc., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup’s subsidiaries that operate in the banking and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

The principal executive office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

CITIGROUP FUNDING INC.

Citigroup Funding is a wholly-owned subsidiary of Citigroup, whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes. Citigroup Funding was incorporated on January 14, 2005 under the laws of the State of Delaware as a corporation with perpetual duration. The principal executive offices of Citigroup Funding are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

USE OF PROCEEDS AND HEDGING

General.  Citigroup Funding will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of Citigroup subsidiaries;

•	funding investments in, or extensions of credit or capital contributions to, Citigroup subsidiaries; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup Funding expects to incur additional indebtedness in the future to fund Citigroup’s businesses. Citigroup Funding or one or more of its affiliates may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.

Use of Proceeds Relating to Index Warrants and Indexed Notes.  Citigroup Funding or one or more of its affiliates may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the underlying assets. Citigroup Funding or one or more of its affiliates may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup Funding may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

Citigroup Funding expects that it or one or more of its affiliates will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup Funding or one or more of its affiliates may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

In addition, Citigroup Funding or one or more of its affiliates may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup Funding or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

If Citigroup Funding or one or more of its affiliates has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup Funding or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Funding or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the index warrants or indexed notes declines. Citigroup Funding is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

Citigroup Funding has no reason to believe that its hedging activities, as well as those of its affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup Funding cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or value. Citigroup Funding or its affiliates will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

EUROPEAN MONETARY UNION

The foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “participating member states”).

The current sixteen participating member states are: Austria, Belgium, Cyprus, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovakia, Slovenia and Spain. Other member states of the European Union may also become participating member states of the single Euro currency.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be guaranteed unsecured obligations of Citigroup Funding and will be either senior or subordinated debt. Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures have been incorporated by reference to the registration statement on Form S-3 under the Securities Act of 1933 of which this prospectus forms a part.

As used in this prospectus, the term “supplement” means either a prospectus supplement or a pricing supplement, as applicable.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable supplement. Copies of the indentures may be obtained from Citigroup, Citigroup Funding or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the senior debt indenture will be The Bank of New York Mellon, formerly known as The Bank of New York, as successor trustee to JP Morgan Chase Bank, N.A., and the trustee under the subordinated debt indenture will be Deutsche Bank Trust Company Americas. Citigroup Funding may, at its option, appoint others, including Citibank, N.A., to act as paying agent, transfer agent and/or registrar under each indenture.

General

Section numbers in The Bank of New York senior debt indenture take the form “1.01”, “2.01” and so forth, rather than “101”, “201” and so forth. Section references below should be read accordingly.

The indentures provide that unsecured senior or subordinated debt securities of Citigroup Funding, the payment on which are fully and unconditionally guaranteed by Citigroup, may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup Funding. The indentures do not limit the amount of debt securities that may be issued under them (Section 301). Citigroup Funding also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.

United States federal income tax consequences and other special considerations applicable to any variable rate debt securities exchangeable for fixed rate debt securities or debt securities issued by Citigroup Funding at a discount will be described in the applicable supplement.

Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities issued by Citigroup, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amount will be determined;

•	if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	if any payments may be made at the election of Citigroup Funding or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	the location where payments on the debt securities will be made;

•	the terms and conditions on which the debt securities may be redeemed at the option of Citigroup Funding;

•	any obligation of Citigroup Funding to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	any provisions for the discharge of Citigroup Funding’s obligations relating to the debt securities by deposit of funds or United States government securities;

•	whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	whether the securities are to be issued in registered form, bearer form, or both; and

•	any other specific terms of the debt securities (Section 301).

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of any kind will be set forth in the supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup Funding. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

The debt securities will be issued in registered form, bearer form, or both. If issued in bearer form, the debt securities may be issued with or without coupons attached. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “— Book-Entry Procedures and Settlement.” Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. (Section 302). The supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup Funding in bearer form will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup Funding may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section 306). Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable supplement.

Same-Day Settlement and Payments

Unless otherwise specified in connection with a particular offering of debt securities, settlement for the debt securities will be made by Citigroup Global Markets Inc. in same-day funds. All payments payable in cash, including maturity, interest and call payments, will be paid by Citigroup Funding in same-day funds so long as the debt securities are maintained in book-entry form.

Payments on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities, in the case of registered notes, at the principal trust office of the relevant trustee in New York City or, in the case of notes in bearer form, at the office of the relevant trustee in London. In the case of notes in registered form, payment will be made to the registered holder appearing in the register of note holders maintained by the registrar at the close of business on the record date for such payment. In the case of notes in registered form, interest payments may be made at the option of Citigroup Funding, by a check mailed to the holder at his registered address. (Section 308). Payments in any other manner will be specified in the supplement.

Senior Debt

The senior debt securities will be issued under the senior debt indenture, will be guaranteed unsecured obligations of Citigroup Funding and will rank on an equal basis with all other unsecured debt of Citigroup Funding except subordinated debt (Subordinated Debt Indenture, Section 1601).

Subordinated Debt

The subordinated debt securities will be issued under the subordinated debt indenture, will be guaranteed unsecured obligations of Citigroup Funding and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all “Senior Indebtedness” (as defined below).

If Citigroup Funding defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup Funding cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

•	securities of Citigroup Funding or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

•	payments made from a defeasance trust as described below.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup Funding, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full (Subordinated Debt Indenture, Section 1601).

“Senior Indebtedness” means:

(1) the principal, premium, if any, and interest in respect of (A) indebtedness of Citigroup Funding or Citigroup for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup Funding and Citigroup, including the senior debt securities;

(2) all capital lease obligations of Citigroup Funding and Citigroup;

(3) all obligations of Citigroup Funding and Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup Funding and Citigroup and all obligations of Citigroup Funding and Citigroup under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

(4) all obligations, contingent or otherwise, of Citigroup Funding and Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

(5) all obligations of Citigroup Funding and Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup Funding and/or Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup Funding and/or Citigroup whether or not such obligation is assumed by Citigroup Funding or Citigroup;

but Senior Indebtedness does not include:

(A) any indebtedness issued prior to May 3, 2005 under that certain subordinated debt indenture with J.P. Morgan Trust Company, as trustee, dated as of April 12, 2001, as supplemented;

(B) any indebtedness issued by Citigroup under that certain indenture with Bank One Trust Company, N.A., dated as of July 17, 1998, as supplemented;

(C) any indebtedness issued to a Citigroup Trust prior to May 31, 2004 under that certain indenture, dated as of October 7, 1996, between Citigroup (formerly known as Travelers Group Inc.) and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as supplemented (the “1996 junior subordinated debt indenture”);

(D) any guarantee entered into by Citigroup prior to May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 1996 junior subordinated debt indenture;

(E) any indebtedness issued to a Citigroup Trust prior to May 3, 2005 under that certain indenture, dated as of July 23, 2004, between Citigroup and JPMorgan Chase Bank, N.A. (the “2004 junior subordinated debt indenture”);

(F) any guarantee entered into by Citigroup prior to May 3, 2005 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 2004 junior subordinated debt indenture; and

(G) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the subordinated debt securities and the issuance of which, in the case of this clause only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

“Citigroup Trust” means each of Citigroup Capital II, Citigroup Capital III, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X and Citigroup Capital XI, each a Delaware statutory business trust.

Covenants

Limitations on Liens.  The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock (as defined below) of any Significant Subsidiary (as defined below), whether such Voting Stock is owned or later acquired, without effectively providing that the debt securities and, at Citigroup’s option, any other senior indebtedness ranking equally with such debt securities, be secured equally and ratably with such indebtedness. This limitation does not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 15.04).

“Significant Subsidiary” means any Subsidiary (as defined below), including its Subsidiaries:

•	that has investments of and advances from Citigroup and its other subsidiaries exceeding 10 percent of the total consolidated assets of Citigroup and such other subsidiaries as of the end of the most recently completed fiscal year;

•	of which Citigroup’s and its other subsidiaries’ proportionate share of total assets (after inter-company elimination) exceeds 10 percent of the total consolidated assets of Citigroup and such other subsidiaries as of the end of the most recently completed fiscal year; or

•	of which Citigroup’s and its other subsidiaries’ equity in the income from continuing operations exceeds 10 percent of such consolidated income of Citigroup and such other subsidiaries for the most recently completed fiscal year.

“Subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Sections 1.01 and 15.04).

Limitations on Mergers and Sales of Assets.  The indentures provide that neither Citigroup Funding nor Citigroup will merge or consolidate with another corporation or sell other than for cash or lease all or substantially all their assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

•	the successor corporation, if other than Citigroup Funding or Citigroup, as applicable, expressly assumes by supplemental indenture the obligations of Citigroup Funding or Citigroup, as applicable, under the indentures; and

•	in the case of the senior debt indentures or if provided in the applicable supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indentures (Sections 605 and 1505).

Limitations on Future Issuances of Subordinated Debt Securities under the Subordinated Debt Indenture.  The subordinated debt indenture provides that any subordinated debt securities issued under the subordinated debt indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Federal Reserve or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve.

Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

Under the indentures, Citigroup Funding, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

Citigroup Funding, Citigroup and the relevant trustee may, with the consent of the holders of a majority in aggregate principal amount of the senior debt securities of a series, or at least a majority in aggregate principal amount of the subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected:

•	change the fixed maturity of any such securities;

•	reduce the rate or extend the time of payment of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	reduce the amount of the principal of any securities issued originally at a discount;

•	change the currency in which any such securities are payable;

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

•	limit Citigroup Funding’s responsibility to maintain a paying agent outside the U.S. for debt securities in bearer form;

•	limit Citigroup Funding’s obligations to redeem certain debt securities in bearer form if certain events involving U.S. information reporting requirements occur;

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•	change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Senior Debt Indenture, Section 14.02).

In addition, the subordinated debt indenture may not be amended without the consent of each holder of senior debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the senior debt securities (Subordinated Debt Indenture, Section 1407).

Events of Default and Defaults

Events of default under the senior debt indentures and defaults under the subordinated debt indenture are:

•	failure to pay required interest on any debt security of such series for 30 days;

•	failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

•	failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•	failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 701).

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup Funding or Citigroup in the subordinated indenture or any other default that is not also an event of default (Subordinated Debt Indenture, Sections 701 and 702).

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of that series may declare each debt security of that series due and payable (Section 702). Citigroup Funding and Citigroup are required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup Funding and Citigroup of their respective obligations under the indenture during the preceding year (Section 606 and 1002).

No event of default regarding one series of senior debt securities issued under the senior debt indenture is necessarily an event of default regarding any other series of senior debt securities (Senior Debt Indenture, Section 7.02).

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past events of default regarding that series (Section 702). The trustee generally will not be under an obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 707).

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series (Section 705).

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action. (Section 707).

Defeasance

If so specified when the debt securities of a particular series are created, after Citigroup Funding has deposited with the trustee cash or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup Funding has deposited with the trustee funds in the currency specified in the applicable supplement or securities of issuers specified in the applicable supplement in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series when due, then Citigroup Funding, at its option:

•	will be deemed to have paid and satisfied its obligations on all outstanding debt securities of that series on the 91st day after the applicable conditions described below are satisfied, which is known as “defeasance and discharge;” or

•	will cease to be under any of the obligations described above under “Covenants — Limitation on Liens” and “Covenants — Limitations on Mergers and Sales of Assets” relating to the debt securities of the series, other than to pay when due the principal of, premium, if any, and interest on those debt securities, which is known as “covenant defeasance.”

Citigroup Funding must deliver to the trustee an opinion of counsel accompanied by a ruling received or published by the Internal Revenue Service to the effect that the holders of the debt securities of the series will have no United States federal income tax consequences as a result of Citigroup Funding’s exercise of its defeasance option. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service. If the debt securities are listed on the NYSE, Citigroup Funding must also deliver the trustee an opinion of counsel stating that defeasance would not cause the debt securities to be delisted.

When there is a defeasance and discharge, (1) the indentures will no longer govern the debt securities of that series, (2) Citigroup Funding will no longer be liable for payment and (3) the holders of those debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup Funding will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the debt indentures regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if Citigroup Funding exercises its defeasance and discharge or covenant defeasance options (Article 12).

Under current United States federal income tax law, defeasance and discharge should probably be treated as a taxable exchange of the debt securities for an interest in the trust. As a consequence, each holder of the debt securities would recognize gain or loss equal to the difference between the value of the holder’s interest in the trust and the holder’s adjusted tax basis for the debt securities deemed exchanged. Each holder would then be required to include in income its share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of debt securities. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

Citigroup Guarantees

The payments due on debt securities issued by Citigroup Funding will be fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Funding does not make any required payment in respect of its debt securities when due, Citigroup will cause the payment to be made at the same address at which Citigroup Funding is obligated to make such payment. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Citigroup without taking any action whatsoever against Citigroup Funding. Citigroup’s obligations under its guarantee contained in each indenture are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Funding pursuant to any applicable law or statute.

Citigroup’s guarantee of the payments due on subordinated debt securities will be an unsecured subordinated obligation. As a result, Citigroup’s obligations to make payments under its guarantee of the subordinated debt securities will be subordinated and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of Citigroup’s existing and future Senior Indebtedness, including any guarantee of senior debt securities issued by Citigroup Funding (as described above under “— Subordinated Debt”).

Exchange Agreements of Citigroup

In connection with an issuance of debt securities by Citigroup Funding, Citigroup may issue exchange agreements to be offered by Citigroup Funding together with such debt securities as a debt security and exchange agreement unit. Under an exchange agreement, Citigroup and Citigroup Funding will agree, for the benefit of the unitholders, that under specified circumstances Citigroup Funding will pay all or part of the principal amount due at the maturity of such debt securities to Citigroup or an affiliate designated by Citigroup, and Citigroup will (or will cause such affiliate to) deliver to the unitholders third-party securities of a specified type in a quantity determined as set forth in such exchange agreement. The securities to be delivered in exchange for principal payments on the debt securities, the terms of such exchange, the manner of such delivery, federal income tax consequences and other special considerations applicable to such units will be described in the applicable prospectus supplement.

Concerning the Trustees

Citigroup, Citigroup Funding and certain of their affiliates have had and may continue to have banking relationships with the trustees under the indentures in the ordinary course of business.

Book-Entry Procedures and Settlement

Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we, Citigroup nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

(b)	at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c)	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof, and will be registered in the name of the person the depositary specifies in a written instruction to the registrar of the debt securities.

In the event definitive debt securities are issued:

•	the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan;

•	the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the securities for registration of transfer at the office of the trustee or its designated agent. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

•	any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

DESCRIPTION OF INDEX WARRANTS

The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in the accompanying supplement. You should read the particular terms of the index warrants that are offered by Citigroup Funding, which will be described in more detail in a supplement. The supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

Index warrants may be issued independently or together with debt securities and may be attached to or separate from any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into among Citigroup Funding, Citigroup and a bank or trust company, as index warrant agent, and the payments due will be fully and unconditionally guaranteed by Citigroup. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup Funding under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of index warrants. A copy of the index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, has been incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

General

The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup Funding will have the right to “reopen” a previous series of index warrants by issuing additional index warrants of such series.

Each index warrant will entitle the warrant holder to receive, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

•	one or more specified securities or securities indices;

•	one or more specified foreign currencies or currency indices;

•	one or more specified commodities or commodity indices;

•	intangibles;

•	articles or goods;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	a combination thereof; or

•	changes in such measure or differences between two or more such measures.

The supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index, indices, intangibles, articles, goods or other measures or instruments to determine the amount payable or distributable on the index warrants.

If so specified in the supplement, the index warrants will entitle the warrant holder to receive a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the supplement.

The index warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise of the index warrants.

You should read the supplement applicable to a series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of index warrants, Citigroup Funding will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

The applicable supplement relating to a series of index warrants will describe the following:

•	the aggregate number of such index warrants;

•	the offering price of such index warrants;

•	the measure or measures by which payment or distribution on such index warrants will be determined;

•	certain information regarding the underlying securities, foreign currencies, indices, intangibles, articles or goods or other measure or instrument;

•	the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

•	the date on which the index warrants may first be exercised and the date on which they expire;

•	any minimum number of index warrants exercisable at any one time;

•	any maximum number of index warrants that may, at Citigroup Funding’s election, be exercised by all warrant holders or by any person or entity on any day;

•	any provisions permitting a warrant holder to condition an exercise of index warrants;

•	the method by which the index warrants may be exercised;

•	the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

•	the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

•	the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

•	the time or times at which amounts will be payable or distributable in respect of such index warrants following exercise or automatic exercise;

•	any national securities exchange on, or self-regulatory organization with, which index warrants will be listed;

•	any provisions for issuing such index warrants in certificated form;

•	if such index warrants are not issued in book-entry form, the place or places at, and the procedures by which, payments or distributions on the index warrants will be made; and

•	any other terms of such index warrants.

Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

Listing

Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of such index warrants.

Modification

The index warrant agreement and the terms of the related index warrants may be amended by Citigroup, Citigroup Funding and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

•	curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

•	maintaining the listing of such index warrants on any national securities exchange or with any other self-regulatory organization;

•	registering such index warrants under the Exchange Act, permitting the issuance of individual index warrant certificates to warrant holders, reflecting the issuance by Citigroup Funding of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

•	for any other purpose that Citigroup Funding may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

Citigroup, Citigroup Funding and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

•	changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

•	shortens the period of time during which the index warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

•	reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving Citigroup Funding or Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup Funding or Citigroup, then the assuming corporation will succeed to the obligations of Citigroup Funding or Citigroup, as applicable, under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants.

Enforceability of Rights by Warrant Holders

Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf its right to exercise, and to receive payment for, its index warrants.

Citigroup Guarantee

The payments due on index warrants issued by Citigroup Funding will be fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Funding does not make any required payment in respect of its index warrants when due, Citigroup will cause the payment to be made at the same address at which Citigroup Funding is obligated to make such payment. The holder of a guaranteed index warrant will be entitled to payment under the Citigroup guarantee without taking any action whatsoever against Citigroup Funding. Citigroup’s obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Funding pursuant to any applicable law or statute.

DESCRIPTION OF DEBT SECURITY AND INDEX WARRANT UNITS

Citigroup Funding may issue debt security and index warrant units consisting of debt securities and index warrants. The applicable supplement will describe the terms of any debt security and index warrant units.

DESCRIPTION OF DEBT SECURITY AND EXCHANGE AGREEMENT UNITS

Citigroup Funding may issue debt security and exchange agreement units consisting of debt securities of Citigroup Funding and exchange agreements of Citigroup. The applicable prospectus supplement and/or pricing supplement will describe the terms of any debt security and exchange agreement units.

LIMITATIONS ON ISSUANCES IN BEARER FORM

In compliance with United States federal income tax laws and regulations, Citigroup Funding and any underwriter, agent or dealer participating in the offering of any debt security or index warrant in bearer form will agree that, in connection with the original issuance of such debt security or index warrant in bearer form and during the period ending 40 days after the issue date of such debt security or index warrant in bearer form, they will not offer, sell or deliver such debt security or index warrant in bearer form, directly or indirectly, to a U.S. person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

Debt securities or index warrants in bearer form will bear a legend to the following effect: “Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a U.S. person who holds debt securities or index warrants in bearer form will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such debt securities or index warrants in bearer form.

As used herein, “U.S. person” means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (1) a United States court is able to exercise primary supervision over the trust’s administration and (2) one or more United States persons have the authority to control all of the trust’s substantial decisions.

Pending the availability of a definitive global security or individual debt securities or index warrants in bearer form, as the case may be, debt securities that are issuable in bearer form may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual debt securities in bearer form and subject to any further limitations described in the applicable supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual debt securities, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A Certificate of Non-U.S. Beneficial Ownership is a certificate to the effect that a beneficial interest in a temporary global security or warrant in bearer form is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive debt security or index warrant in bearer form be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No debt security or index warrant in bearer form will be delivered in or to the United States. If so specified in the applicable supplement, interest on a temporary global security will be paid to each of Euroclear and Clearstream with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant interest payment date of a Certificate of Non-U.S. Beneficial Ownership.

Limitations on the offer, sale, delivery and exercise of warrants in bearer form (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a warrant in bearer form) will be described in the supplement relating to such warrants in bearer form.

PLAN OF DISTRIBUTION

Citigroup Funding may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer affiliate of Citigroup Funding.

The supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Citigroup Funding from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE or any other securities exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Citigroup Funding will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the supplement relating to that transaction.

Offered securities may be sold directly by Citigroup Funding to one or more institutional purchasers, or through agents designated by Citigroup Funding from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup Funding to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Citigroup Funding may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable supplement.

If so indicated in the applicable supplement, Citigroup Funding will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup Funding at the public offering price set forth in such supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the supplement and the supplement will set forth the commission payable for solicitation of such contracts.

The broker-dealer affiliates of Citigroup Funding, including Citigroup Global Markets Inc., are members of FINRA and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup Funding’s broker-dealer affiliates participate will conform with the requirements set forth in NASD Conduct Rule 2720 adopted by FINRA.

This prospectus, together with any applicable supplement, may also be used by any broker-dealer affiliate of Citigroup Funding in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup Funding’s broker-dealer affiliates may act as principal or agent in such transactions. None of Citigroup Funding’s broker-dealer affiliates have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup Funding and Citigroup and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, dealers or agents. The underwriters, dealers or agents may agree to allocate a number of notes to underwriters, dealers or agents for sale to their online brokerage account holders. The underwriters, dealers or agents will allocate notes to underwriters, dealers or agents that may make Internet distributions on the same basis as other allocations. In addition, notes may be sold by the underwriters, dealers or agents to securities dealers who resell notes to online brokerage account holders.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup Funding and Citigroup, to indemnification by Citigroup Funding and Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Funding and affiliates of Citigroup Funding in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

In order to hedge its obligations under the offered securities, Citigroup Funding or one or more of its affiliates may enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to “Use of Proceeds and Hedging” above for more information.

ERISA MATTERS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of the debt securities or index warrants of Citigroup Funding on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

Citigroup Funding has affiliates, including broker-dealer affiliates, that provide services to many employee benefit plans. Citigroup Funding and any direct or indirect affiliate of Citigroup Funding may each be considered a “party in interest” within the meaning of ERISA and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), to many employee benefit plans and retirement accounts. “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which Citigroup Funding or any direct or indirect affiliate of Citigroup Funding is a party in interest, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

LEGAL MATTERS

Michael J. Tarpley, Esq., Assistant General Counsel-Capital Markets of Citigroup, 399 Park Avenue, New York, New York 10043, or counsel to be identified in the applicable supplement, will act as legal counsel to Citigroup Funding and Citigroup. Mr. Tarpley beneficially owns, or has rights to acquire under Citigroup employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries, including Citigroup Funding, and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG audits and reports on consolidated financial statements of Citigroup at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority. The report of KPMG LLP on the consolidated financial statements refers to changes in 2007 in Citigroup Inc.’s methods of accounting for fair value measurements, the fair value option for financial assets and financial liabilities, uncertainty in income taxes and cash flows relating to income taxes generated by a leverage lease transaction, and in 2006, in Citigroup Inc.’s methods of accounting for defined benefit pensions and other postretirement benefits, stock-based compensation, certain hybrid financial instruments and servicing of financial assets, and in 2005, in Citigroup Inc.’s methods of accounting for conditional asset retirement obligations associated with operating leases.

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2009

PROSPECTUS SUPPLEMENT
(To prospectus dated February 18, 2009)

Citigroup Funding Inc.

Medium-Term Senior Notes, Series D
Medium-Term Subordinated Notes, Series E

Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed by Citigroup Inc.

General Terms of Sale

The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement, the accompanying prospectus and any applicable pricing supplement. Citigroup Funding will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup Funding will deliver to prospective buyers of any note.

•	The notes will have maturities of nine months or more from the date of issue, unless otherwise specified in the pricing supplement.

•	The notes may be issued as indexed notes. Payment of interest or principal on indexed notes may be linked to the price of one or more securities, currencies, commodities or other goods.

•	The terms of specific notes may permit or require redemption or repurchase at our option or the option of the holder.

•	The notes may be subject to redemption or repayment at our option or the option of the holder.

•	Index and currency risks may be associated with the notes.

•	The notes will be denominated in U.S. dollars unless otherwise specified by us and described in a pricing supplement.

•	The notes may bear interest at a fixed or floating interest rate. Zero coupon notes issued at a discount may not bear interest.

•	Senior notes are part of our senior indebtedness; and subordinated notes are part of our subordinated indebtedness.

•	You should review “Description of the Notes” and the pricing supplement for specific terms that apply to your notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Funding Inc. The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

             , 2009

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

Prospectus Supplement

RISK FACTORS

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on one or more currencies other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. Such risks include, but are not limited to:

•	the possibility of significant market changes in exchange rates between U.S. dollars and the relevant currencies;

•	the possibility of significant changes in exchange rates between U.S. dollars and the relevant currencies resulting from official redenomination or revaluation of such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which Citigroup Funding has no control and which cannot be readily foreseen, such as:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, exchange rates between the U.S. dollar and some foreign currencies in which Citigroup Funding’s notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the exchange rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of such foreign currency note below its interest rate and could result in a substantial loss to the investor on a U.S. dollar basis.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal of, or premium (if any) or interest on, a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, premium (if any) or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup Funding when payments on a note are due because of circumstances beyond the control of Citigroup Funding. In this event, Citigroup Funding will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See “— The Unavailability of Currencies Could Result in a Substantial Loss to You” and “Description of the Notes — Payment of Principal and Interest” below.

The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except where otherwise expressly noted. Citigroup Funding and Citigroup disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any applicable supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Funding’s control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup Funding on such note will be the amount of redenominated currency that represents the amount of Citigroup Funding’s obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the New York Judiciary Law provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the exchange rate prevailing on the date of the entry of the judgment or decree.

Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You.

An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

•	has a fixed principal amount; and

•	bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

The risks of a particular indexed note will depend on the specific terms of such indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices, values, or levels of:

•	the underlying assets;

•	any financial, economic, or other measure or instrument making up the relevant underlying assets; and

•	any financial, economic, or other measure or instrument related to the underlying assets.

Underlying assets could include:

•	one or more specified securities or securities indices;

•	one or more specified foreign currencies or currency indices;

•	one or more specified commodities or commodity indices;

•	intangibles;

•	articles or goods;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	a combination thereof; or

•	changes in such measures or differences between two or more such measures.

The risks associated with a particular indexed note generally depend on factors over which Citigroup Funding has no control and which cannot readily be foreseen. These risks include:

•	economic events;

•	political events; and

•	the supply of, and demand for, the underlying assets.

In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

•	an index determined by an affiliate of Citigroup Funding; or

•	prices that are published solely by third parties or entities that are not regulated by the laws of the United States or any State thereof.

Depending on the terms of an indexed note, the risk of loss of principal or no return as a result of linking principal or interest payments on indexed notes to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

The Return on Indexed Notes May Be Below the Return on Similar Standard Debt Securities

Depending on the terms of an indexed note, as specified in the applicable pricing supplement, you may not receive any interest payments or receive only very low interest payments on such indexed note. Similarly, depending on the terms of an indexed note, you may receive at maturity a principal payment that is equal to, less than, or only marginally greater than your initial investment in the notes. As a result, the overall return on such indexed note may be less than the amount you would have earned by investing in a standard debt security that bears interest at a prevailing market fixed or floating rate.

An Indexed Note May Be Linked to Volatile Underlying Assets, Which May Adversely Affect Your Investment

Some underlying assets are highly volatile, which means that their value may increase or decrease significantly over a short period of time. It is impossible to predict the future performance of underlying assets based on historical performance. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the price, value or level of the relevant underlying assets on a specified date or over a limited period of time, volatility in the underlying assets increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant underlying assets.

The volatility of underlying assets may be affected by financial, political, military or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

If You Purchase an Indexed Note, You Will Have No Rights with Respect to any Underlying Assets to which Such Indexed Note is Linked

Investing in an indexed note will not make you a holder of any of the underlying assets or any of their components. As a result, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the underlying assets or any of their components.

Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest

We expect to hedge our obligations under any particular indexed note through us or one or more of our affiliates. This hedging activity will likely involve trading in the underlying assets or in other instruments, such as options or swaps, based upon the underlying assets. This hedging activity may present a conflict between your interest in the indexed notes and the interests we and our affiliates have in executing, maintaining and adjusting our hedge transactions because it could affect the market price of the underlying assets and therefore the market value of the indexed notes. It could also be adverse to your interest if it affects the price at which the agents may be willing to purchase your indexed notes in the secondary market. Since hedging the obligation under the indexed notes involves risk and may be influenced by a number of factors, it is possible that we or our affiliates may profit from our hedging activity, even if the value of the indexed notes declines.

IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for each note in a currency specified by Citigroup Funding for such note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for such note. Each such exchange will be made by such agent. The terms, conditions, limitations and charges that such agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the lawful currency of the United States.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Medium-Term Senior Notes, Series D and Medium-Term Subordinated Notes, Series E supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

General

Introduction.  The senior notes are a series of senior debt securities issued under Citigroup Funding’s senior debt indenture among Citigroup Funding, Citigroup, as guarantor, and The Bank of New York Mellon, formerly known as The Bank of New York, as successor trustee, the payments on which are fully and unconditionally guaranteed by Citigroup. The subordinated notes are a series of subordinated debt securities issued under Citigroup Funding’s subordinated debt indenture among Citigroup Funding, Citigroup, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, the payments on which are fully and unconditionally guaranteed by Citigroup. Citigroup Funding reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in connection with a particular offering of notes, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such specified currency on the applicable issue date. Such determination will be made by Citigroup Funding or its agent, as the exchange rate agent for the applicable offering of notes.

Ranking.  The senior notes will constitute part of the senior indebtedness of Citigroup Funding and will rank on an equal basis with all other unsecured debt of Citigroup Funding other than subordinated debt. The guarantee of payments due on the senior notes will constitute part of the senior indebtedness of Citigroup and will rank on an equal basis with all other unsecured debt of Citigroup other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup Funding. See “Description of Debt Securities — Subordinated Debt” in the prospectus. The guarantee of payments due on the subordinated notes will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup. See “Description of Debt Securities — Citigroup Guarantees” in the prospectus.

If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. If there were an event of default with respect to any subordinated indebtedness involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. In the absence of certain events of insolvency or bankruptcy, failure to pay amounts due with respect to subordinated indebtedness would not permit the trustee or such holders to demand that the principal of such subordinated debt securities be paid immediately. See “Description of Debt Securities — Events of Default and Defaults” in the prospectus.

Citigroup Funding had $78.3 billion aggregate principal amount of senior indebtedness outstanding (excluding intercompany debt) as of September 30, 2008. On a consolidated basis, Citigroup had approximately $405 billion aggregate principal amount of senior indebtedness outstanding (excluding intercompany debt) as of September 30, 2008. This senior indebtedness consisted of approximately $278 billion of term debt, approximately $29 billion of commercial paper and approximately $98 billion of other short-term borrowings.

Forms of Notes.  The notes will be issued in fully registered form only, without coupons. In addition, Citigroup Funding may offer notes in bearer form in a concurrent offering outside the United States. The notes in registered form may not be exchanged for notes in bearer form. Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of the Depositary Trust Company, or DTC, as depositary, or such other depositary named in the applicable pricing supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the prospectus under “Description of Debt Securities — Book-Entry Procedures and Settlement,” book-entry notes will not be issuable as certificated notes. See “— Book-Entry System” below.

Denominations.  Unless otherwise specified in connection with a particular offering of notes, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

Maturity.  Unless otherwise specified in connection with a particular offering of notes, each note will mature on a stated maturity date. Such stated maturity date will be a business day nine months or more from its date of issue, except in the case of indexed notes, for which the maturity may be shorter, as selected by the purchaser and agreed to by Citigroup Funding. If so specified in the applicable pricing supplement, the stated maturity date may be extended at the option of Citigroup Funding, and each note may also be redeemed at the option of Citigroup Funding, or repaid at the option of the holder, prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

Additional Information.  The pricing supplement relating to a note will describe the following terms:

•	the specified currency for such note;

•	whether such note

(1)	is a fixed rate note;

(2)	is a floating rate note;

(3)	is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or

(4)	is an indexed note on which payments of interest or principal, or both, may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	the price at which such note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

•	the original issue date on which such note will be issued;

•	the date of the stated maturity;

•	if such note is a fixed rate note, the rate per annum at which such note will bear any interest, and whether and the manner in which such rate may be changed prior to its stated maturity;

•	if such note is a floating rate note, relevant terms such as:

(1)	the base rate;

(2)	the initial interest rate;

(3)	the interest reset period or the interest reset dates;

(4)	the interest payment dates;

(5)	any index maturity;

(6)	any maximum interest rate;

(7)	any minimum interest rate;

(8)	any spread or spread multiplier; and

(9)	any other terms relating to the particular method of calculating the interest rate for such note and whether and how any spread or spread multiplier may be changed prior to stated maturity;

•	whether such note is a note issued originally at a discount;

•	if such note is an amortizing note, the terms for repayment prior to stated maturity;

•	if such note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

•	whether such note may be redeemed at the option of Citigroup Funding, or repaid at the option of the holder, prior to stated maturity as described under “Optional Redemption, Repayment and Repurchase” below and the terms of its redemption or repayment;

•	whether such note may have an optional extension beyond its stated maturity as described under “Extension of Maturity” below;

•	whether such note will be represented by a global security or a certificate issued in definitive form;

•	any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

•	whether such note is a renewable note, and, if so, its specific terms;

•	the use of proceeds, if materially different than that disclosed in the accompanying prospectus;

•	whether the holder of the note has a survivor’s option, as described below under “Repayment Upon Death;” and

•	any other terms of such note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which such note will be issued.

As used in this prospectus supplement, business day means:

•	for any note, any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;

•	for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

•	for any determination by the exchange rate agent of an exchange rate pursuant to notes having a specified currency other than U.S. dollars, an exchange rate business day, which shall be any day on which banking institutions and foreign exchange markets settle payments in New York City and London;

•	for notes having a specified currency other than U.S. dollars only, other than notes denominated in euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

•	for EURIBOR notes and notes denominated in euros, a TARGET business day.

As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars, New Zealand dollars and Swiss francs, the principal financial center may be specified in the pricing supplement as Sydney, Toronto, Auckland and Zurich, respectively.

Payment of Principal and Interest

Citigroup Funding will pay the principal of, and any premium and interest on, each note in the specified currency for the note. If the specified currency for a note is other than U.S. dollars, Citigroup Funding will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and such note, elect to receive all payments on the note in the specified currency by delivering a written notice to the trustee for such note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under “Risk Factors — The Unavailability of Currencies Could Result in a Substantial Loss to You” above. Such election will remain in effect until revoked by a written notice to the trustee that is received not later than fifteen calendar days prior to the applicable payment date. If an event of default has occurred or Citigroup Funding has given notice of redemption of a note, no such change of election may be made.

Unless otherwise specified in connection with a particular offering of notes, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars will be determined by the exchange rate agent:

•	based on the specified currency/U.S. dollar exchange rate prevailing at 11:00 a.m., London, England time, on the second exchange rate business day prior to the applicable payment date, or

•	if an exchange rate bid quotation is not so available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London, England selected by the exchange rate agent after consultation with Citigroup Funding.

The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup Funding’s control. In that case, payments will be made as described under “Risk Factors — The Unavailability of Currencies Could Result in a Substantial Loss to You” above.

Unless otherwise specified in connection with a particular offering of notes, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, payments of interest on notes will be made to a nominee of the depositary.

A holder of $10,000,000, or its equivalent in a specified currency other than U.S. dollars, or more in aggregate principal amount of notes of like tenor and term, will be entitled to receive U.S. dollar payments by wire transfer of immediately available funds. However, such a holder is entitled to receive the payments only if the trustee receives written appropriate wire transfer instructions for the notes not later than fifteen calendar days prior to the applicable interest payment date. Unless otherwise specified in connection with a particular offering of notes, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee for the note in New York City.

Unless otherwise specified in connection with a particular offering of notes, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note need not be made on that date. A payment may be made on the next succeeding business day with the same force and effect as if made on the specified date. No additional interest will accrue as a result of delayed payment.

Unless otherwise specified in connection with a particular offering of notes, if the principal of any original issue discount note, or OID note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to the note will be limited to the aggregate principal amount of the note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration.

Unless otherwise set forth in the applicable pricing supplement, the regular record date for any interest payment date for a floating rate note, fixed rate note or an indexed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding an interest payment date.

Repayment Upon Death

The pricing supplement relating to any senior note will indicate if the holder of such note will have the survivor’s option, which is an option to elect repayment of such note prior to its stated maturity in the event of the death of the beneficial owner of such note. Citigroup Funding will not issue any subordinated notes with a survivor’s option.

Pursuant to exercise of the survivor’s option, Citigroup Funding will repay any note (or applicable portion of any note) properly tendered for repayment by the person, or on behalf of the person by a representative of such person, who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the amortized face amount thereof, subject to the following limitations.

Citigroup Funding may, in its sole discretion, limit to $2,500,000 (or the approximate equivalent in other currencies) the aggregate principal amount of all notes for which exercises of the survivor’s option will be accepted in any calendar year. In the event that such limitation is applied, Citigroup Funding may limit to $250,000 (or the approximate equivalent in other currencies) the aggregate principal amount of notes (or portions of notes) for which exercise of the survivor’s option will be accepted during a calendar year for any individual deceased beneficial owner of notes. Moreover, Citigroup Funding will not make principal repayments due to exercise of the survivor’s option in amounts that are less than $5,000 (or the approximate equivalent in other currencies). In the event that the limitations described in the preceding sentences would result in the partial repayment of any note, the principal amount of such note remaining outstanding after repayment must be at least $5,000. Any note tendered due to exercise of the survivor’s option may be withdrawn by a written request of its holder received by the paying agent prior to its repayment.

The amortized face amount of a note on any date shall be the amount equal to

•	the issue price set forth on the face of the applicable pricing supplement plus

•	that portion of the difference between the issue price and the stated principal amount of such note that has accrued by such date at:

(1)	the bond yield to maturity set forth on the face of the applicable pricing supplement, or

(2)	if so specified in the applicable pricing supplement, the bond yield to call printed on its face. Such yield will be computed in each case in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note shall never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement shall be computed on the basis of the first occurring optional redemption date for such note and the amount payable on the optional redemption date. If any note is not redeemed on its first optional redemption date, the bond yield to call for such note will be recomputed on the optional redemption date on the basis of the next occurring optional redemption date and the amount payable on such optional redemption date, and will continue to be so recomputed on each succeeding optional redemption date until such note is redeemed.

Each note that is tendered pursuant to valid exercise of the survivor’s option will be accepted promptly in the order all such notes are tendered, except for any note (or portion thereof) the acceptance of which, in the event Citigroup Funding imposed either of the limits described in the preceding paragraph, would:

•	contravene the annual limitation, or

•	result in the acceptance during the then current calendar year of an aggregate principal amount of notes (or portions thereof) exceeding $250,000 (or the approximate equivalent in other currencies) for the relevant individual deceased beneficial owner.

If at the end of any calendar year Citigroup Funding has not imposed the annual limit, or if the aggregate principal amount of notes that have been accepted during that year due to exercise of the survivor’s option has not exceeded the annual limitation, Citigroup Funding may accept notes from individual deceased owners in amounts that exceed the normal $250,000 per-person limit. In this case, Citigroup Funding will accept notes or portions of notes exceeding the $250,000 limit in the order they were received, up to the annual limitation for such calendar year. Any note or portion of a note accepted for repayment due to the exercise of the survivor’s option will be repaid on the first interest payment due date that occurs 20 or more calendar days after the date of such acceptance. Each note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of such annual limitation will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered, unless any such note is withdrawn by its holder. If a note (or any portion thereof) that is tendered for repayment due to the valid exercise of the survivor’s option is not accepted, the paying agent will deliver to any affected representative a notice that states the reasons the note (or portion thereof) has not been accepted for repayment. The notice will be sent by first-class mail to the broker or other entity that represents the deceased beneficial owner of such note or, in the case of a certificated note, to the registered holder thereof at its last known address as indicated on the records of the security registrar.

Subject to the foregoing, in order for a survivor’s option to be validly exercised, the paying agent must receive:

•	a written request for repayment signed by the representative. Such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	tender of such note to be repaid;

•	appropriate evidence satisfactory to Citigroup Funding and the paying agent that (1) the representative has authority to act on behalf of the deceased beneficial owner; (2) the death of such beneficial owner has occurred; and (3) the deceased was the beneficial owner of such note at the time of death;

•	if applicable, a properly executed assignment or endorsement; and

•	if such note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from such nominee attesting to the beneficial ownership of such note. All questions as to the eligibility or validity of any exercise of the survivor’s option will be determined by Citigroup Funding, in its sole discretion, and such determinations will be final and binding on all parties.

If such note is represented by a global certificate, the depositary’s nominee will be the holder of such note and therefore will be the only entity that can exercise the survivor’s option for such note. To obtain repayment upon exercise of the survivor’s option for such a note, the representative must provide to the broker or other entity through which the deceased beneficial owner holds an interest in such note:

•	the documents described in the first and third bullet points of the preceding paragraph; and

•	instructions to the broker or other entity to notify the depositary of the representative’s desire to obtain repayment pursuant to exercise of the survivor’s option.

The broker or other entity will provide to the paying agent:

•	the documents received from the representative referred to in the first bullet point of the preceding paragraph;

•	its tender of such note pursuant to exercise of the survivor’s option; and

•	a certificate satisfactory to the paying agent from the broker or other entity stating that it represents the deceased beneficial owner.

The broker or other entity will be responsible for disbursing to the appropriate representative any payments it receives due to exercise of the survivor’s option.

A representative may obtain more information regarding the survivor’s option from Citibank, N.A., the paying agent, at 388 Greenwich Street, 14th Floor, New York, New York 10013 (telephone 1-800-422-2066), during normal business hours.

Fixed Rate Notes

Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under “— Subsequent Interest Periods” and “— Extension of Maturity,” or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

Unless otherwise specified in connection with a particular offering of notes, interest on each fixed rate note will be payable semiannually in arrears on such dates as set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless “accrue to pay” is specified in the applicable pricing supplement or unless otherwise specified in connection with a particular offering of notes, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on such note on such date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on such date. No additional interest will accrue as a result of such delayed payment.

If in connection with any fixed rate note, “accrue to pay” is specified in the applicable pricing supplement, and any interest payment date for such fixed rate note would otherwise be a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. Any payment of interest on such interest payment date will include interest accrued through the day before such interest payment date. Unless otherwise specified in connection with a particular offering of notes, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

Floating Rate Notes

The initial interest period is the period from the original issue date to, but not including, the first interest reset date. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. An interest period is the period from each interest reset date to, but not including, the following interest reset date.

The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to such note. The spread multiplier is the percentage that may be specified in the applicable note or pricing supplement. As described below under “Subsequent Interest Periods” and “Extension of Maturity,” or as may otherwise be specified in the applicable note or pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

As specified in the applicable note or pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest rate basis:

•	maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

•	minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than U.S.$2,500,000.

Citigroup Funding will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable note or pricing supplement, Citibank, N.A. will be the calculation agent for each floating rate note. All determinations of interest by a calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable note or pricing supplement.

Unless otherwise specified in the applicable note or pricing supplement, the interest reset dates will be as follows:

•	in the case of floating rate notes that reset daily, each business day;

•	in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

•	in the case of Treasury Rate notes that reset weekly and except as provided below under “— Treasury Rate Notes,” the Tuesday of each week;

•	in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;

•	in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;

•	in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable note or pricing supplement; and

•	in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable note or pricing supplement.

Unless otherwise specified in the applicable pricing supplement:

•	if an interest reset date for any floating rate note would fall on a day that is not a business day, such interest reset date will be postponed to the next succeeding business day.

•	in the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day.

•	if an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

Unless otherwise specified in the applicable note or pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on an interest determination date preceding such interest reset date, as further described below.

Unless otherwise specified in the applicable note or pricing supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable note or pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing such interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, such product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

Unless otherwise specified in the applicable note or pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, such calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, 0.005 of a unit shall be rounded upward.

Except as provided below and unless otherwise provided in the applicable pricing supplement, interest on floating rate notes having maturities of one year or more will be payable, in the case of floating rate notes with an interest reset date that resets:

•	daily, weekly, or monthly — on a business day that occurs, or business days that occur, in each month, as specified in the applicable pricing supplement;

•	quarterly — on a business day that occurs in each third month, as specified in the applicable pricing supplement;

•	semi-annually — on a business day that occurs in each of two months of each year, as specified in the applicable pricing supplement; and

•	annually — on a business day that occurs in one month of each year, as specified in the applicable pricing supplement.

Unless otherwise provided in the applicable pricing supplement, if an interest payment date for any floating rate note would fall on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day and, in the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

If for any floating rate note, the applicable note or pricing supplement provides that the note does not accrue to pay, and if an interest payment date for such floating rate note would otherwise be a day that is not a business day, such interest payment date will not be postponed. Any payment required to be made on such floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

Upon the request of the holder of any floating rate note, the calculation agent for such note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate note.

The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

•	the CD Rate;

•	the Commercial Paper Rate;

•	the Federal Funds Rate;

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR;

•	CDOR; or

•	such other rate or interest rate formula as is set forth in the applicable pricing supplement and in the floating rate note.

The following terms are used in describing the various base rates.

The “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Federal Reserve.

“H.15 Daily Update” means the daily update of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

“Calculation date” means the date on which the calculation agent is to calculate the interest rate as of the related rate determination date and will be the earlier of (1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

CD Rate Notes.  Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in such note and in the applicable pricing supplement.

The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable U.S. dollar certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) opposite the caption “CDs (Secondary Market).”

The following procedures will be followed if the CD Rate cannot be determined as described above.

•	If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date then the CD Rate for such interest period will be the rate on that CD Rate determination date for negotiable U.S. dollar certificates of deposit of the index maturity designated in the applicable note or pricing supplement as published in the H.15 Daily Update or other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “CDs (Secondary Market).”

•	If by 3:00 p.m., New York City time, on the related CD Rate determination date, the above rate is not yet published, then the CD Rate will be the arithmetic average of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD Rate determination date of three leading non-bank dealers in negotiable U.S. certificates of deposit in New York City selected by the calculation agent for negotiable U.S. certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable U.S. dollar certificates of deposit, with a remaining maturity closest to the index maturity designated in the applicable note or pricing supplement in an amount that is representative for a single transaction in that market at that time.

•	If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding bullet point, the CD Rate for such interest period will be the same as the CD Rate for the immediately preceding interest period. If there was no such interest period, the CD Rate will be the initial interest rate.

CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

Commercial Paper Rate Notes.  Each Commercial Paper Rate note will bear interest for each interest period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier, specified in such note and the applicable pricing supplement.

The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day immediately preceding the interest reset date for each interest period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable note or pricing supplement, as such rate published in H.15(519) opposite the caption “Commercial Paper — Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

•	If such rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for such interest period will be the money market yield on that Commercial Paper Rate determination date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Commercial Paper — Nonfinancial.”

•	If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published, then the Commercial Paper Rate for such interest period will be the money market yield of the arithmetic average of the offered rates, as of 11:00 a.m., New York City time, on that Commercial Paper Rate determination date, of three leading dealers of U.S. dollar commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated “Aa” or the equivalent by a nationally recognized rating agency.

•	If the dealers selected by such calculation agent, however, are not quoting offered rates as mentioned in the preceding bullet point, the Commercial Paper Rate for such interest period will be the same as the Commercial Paper Rate for the immediately preceding interest period. If there was no such interest period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be expressed as a percentage and calculated as follows:

money market yield	=	D × 360 360 – (D × M)	× 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest period.

Federal Funds Rate Notes.  Each Federal Funds Rate note will bear interest for each interest period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in such note and the applicable pricing supplement.

The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day immediately preceding the interest reset date for such interest period. The Federal Funds Rate will be the rate for U.S. dollar federal funds as published in H.15(519) opposite the caption “Federal Funds (Effective),” as displayed on Reuters 3000 Xtra Service (“Reuters”) (or any successor service) on Page FEDFUNDS1 (or any other page as may replace such page on such service, which is commonly referred to as “Reuters page FEDFUNDS1” opposite the caption “EFFECT.”).

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

•	If the above rate does not appear on Reuters page FEDFUNDS1 or otherwise set forth above or is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for such interest period will be the rate on that Federal Funds Rate determination date as published in the H.15 Daily Update opposite the caption “Federal Funds (Effective),” or such other recognized electronic source used for the purpose of displaying the applicable rate.

•	If by 3:00 p.m., New York City time, on such calculation date the above rate is not yet published, then the Federal Funds Rate for such interest period will be the arithmetic average of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent prior to 9:00 a.m., New York City time, on the business day following such Federal Funds Rate determination date.

•	If the brokers so selected by the calculation agent are not quoting as mentioned above, the Federal Funds Rate for such interest period will be the Federal Funds Rate in effect for the particular Federal Funds Rate determination date. If there was no such Federal Funds Rate in effect for the interest period, the Federal Funds Rate will be the initial interest rate.

LIBOR Notes.  Each LIBOR note will bear interest for each interest period at an interest rate equal to LIBOR and any spread or spread multiplier specified in such note and the applicable pricing supplement.

The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest period.

On a LIBOR determination date, the calculation agent will determine LIBOR for each interest period as follows:

The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable note or pricing supplement commencing on such interest reset date, which appears on the “designated LIBOR page” at approximately 11:00 a.m., London, England time, on that LIBOR determination date.

•	If “Reuters LIBOR01” is designated in the applicable note or pricing supplement, or if no LIBOR page is specified in the applicable note or pricing supplement as the method for calculating LIBOR, “designated LIBOR page” means the display on Reuters (or any successor service) on page LIBOR01 for the purpose of displaying the London interbank offered rates of major banks for the specified currency. If the relevant Reuters page is replaced by another page, or if Reuters is replaced by a successor service, then “Reuters LIBOR01” means the replacement page or service selected to display the London interbank offered rates of major banks for the specified currency.

If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows:

•	The calculation agent (after consultation with Citigroup Funding) will select four major banks in the London, England interbank market.

•	The calculation agent will request that the principal London, England offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the related interest reset date. Offered quotations must be based on a principal amount equal to at least U.S.$1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at such time.

(1)	If two or more quotations are provided, LIBOR on such LIBOR determination date will be the arithmetic average of such quotations.

(2)	If fewer than two quotations are provided, the calculation agent (after consultation with Citigroup Funding) will select three major banks in New York City and follow the steps in the two bullet points immediately below.

•	The calculation agent will then determine LIBOR for such interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on such LIBOR determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity commencing on the related interest reset date. Rates quoted must be based on a principal amount of at least U.S.$1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at such time.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for such interest period will be the same as for the immediately preceding interest period. If there was no such interest period, the LIBOR Rate will be the initial interest rate.

Treasury Rate Notes.  Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in such note and the applicable pricing supplement.

Treasury Rate Notes Other than Constant Maturity Treasury Rate Notes

Unless “Constant Maturity” is specified in the applicable note or pricing supplement, the Treasury Rate for each interest period will be the rate for the auction held on the Treasury Rate determination date for such interest period of treasury securities (as defined below) as such rate appears on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION11” opposite the caption “INVEST RATE.” Treasury securities are direct obligations of the United States government that have the index maturity specified in the applicable note or pricing supplement.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

(1)	If the Treasury Rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Treasury Rate determination date, then the Treasury Rate will be the Money Market Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Auction High.’’

(2)	If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the related Treasury Rate determination date, the Treasury Rate will be the bond equivalent yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury.

(3)	If the rate referred to in clause (2) is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate on such Treasury Rate determination date will be the bond equivalent yield of the rate on the Treasury Rate determination date of the applicable treasury securities as published in H.15(519) opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)	If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)	If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate will be the rate on the Treasury Rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic average of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Citigroup Funding), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable note or pricing supplement.

(6)	If the dealers selected by the calculation agent are not quoting bid rates as mentioned in clause (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no such interest period, the Treasury Rate will be the initial interest rate.

The Treasury Rate determination date for each interest period will be the day of the week in which the interest reset date for such interest period falls on which treasury securities would normally be auctioned.

Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Treasury Rate determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

Bond equivalent yield will be expressed as a percentage and calculated as follows:

Bond Equivalent Yield	=	D × N 360 – (D × M)	× 100

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Constant Maturity Treasury Rate Notes

If “Constant Maturity” is specified in the applicable note or pricing supplement, the Treasury Rate for each interest period will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the CMT maturity index specified in the applicable pricing supplement as the yield is displayed on Reuters (or any successor service) page “FRBCMT” (or any other page as may replace such page on such service) opposite the caption “Treasury Constant Maturities” (“Reuters Page FRBCMT”) on the Constant Maturity Treasury Rate determination date.

–	If the rate referred to above does not appear on Reuters Page “FRBCMT”, then the Treasury Rate on such Constant Maturity Treasury Rate determination date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the designated CMT maturity index for the particular Constant Maturity Treasury Rate determination date as published in H.15(519) opposite the caption “Treasury Constant Maturities.”

–	If the rate referred to above does not so appear in H.15(519), then the Treasury Rate on such Constant Maturity Treasury Rate determination date will be the rate on the particular Constant Maturity Treasury Rate determination date for the period of the designated CMT maturity index as may then be published by either the Federal Reserve or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519).

If the Treasury Rate cannot be determined as indicated above, the following procedures will be followed in the order set forth below:

(1)	If the above information, as applicable, is not so published, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows:

•	The Treasury Rate will be a yield to maturity based on the arithmetic average of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be United States treasury securities, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent (after consultation with Citigroup Funding), one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

(2)	If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic average of the bid prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

(3)	If the calculation agent is unable to obtain three such Treasury note quotations as described in clause (1) above, the Treasury Rate on such Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows:

•	The rate will be a yield to maturity based on the arithmetic average of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable note or pricing supplement, and in an amount that is representative for a single transaction in that market at that time.

•	If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use such quotations to calculate the Treasury Rate as set forth above.

•	The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent (after consultation with Citigroup Funding), one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

(4)	If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic average of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

(5)	If fewer than three dealers selected by the calculation agent provide quotations as described in clause (3) above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

“Designated CMT maturity index” means the original period to maturity of the U.S. treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable note or pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable note or pricing supplement, the designated CMT maturity index will be two years.

The “Constant Maturity Treasury Rate determination date” will be the second business day prior to the interest reset date for the applicable interest period.

The CMT Rate for a treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of such business day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or other affiliates of Citigroup Funding. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

Prime Rate Notes.  Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable pricing supplement.

The calculation agent will determine the Prime Rate for each interest period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) opposite the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above.

•	If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Bank Prime Loan.”

•	If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the related calculation date, then the Prime Rate will be the arithmetic average of the rates of interest that appear on Reuters page “USPRIME1” (or such other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters page USPRIME1”) as such bank’s prime rate or base lending rate, as of 11:00 a.m. New York City time, on the Prime Rate determination date.

•	If fewer than four such rates appear on the Reuters page “USPRIME1” for such Prime Rate determination date by 3:00 p.m., New York City time on the related calculation date, then the calculation agent (after consultation with Citigroup Funding) will select three major banks in New York City. The Prime Rate will be the arithmetic average of the prime rates or base lending rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

•	If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the Eleventh District Cost of Funds Rate notes and the applicable pricing supplement.

The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate determination date falls as set forth under the caption “11th District” on the display on Reuters (or any successor service) Page “COFI/ARMS” (or any other page as may replace such page on such service) (Reuters Page “COFI/ARMS”). Such page will be deemed to include any successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco, California time, on the Eleventh District Cost of Funds Rate determination date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

•	If the rate does not appear on Reuters Page “COFI/ARMS” on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

•	If the Federal Home Loan Bank of San Francisco fails to announce the Eleventh District Cost of Funds Rate Index on or prior to the Eleventh District Cost of Funds Rate determination date for the calendar month immediately preceding that date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate determination date.

The “Eleventh District Cost of Funds Rate Index” will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the Federal Home Loan Bank of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

EURIBOR Notes.  Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in such note and the applicable pricing supplement.

The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second TARGET business day prior to the interest reset date for each interest period.

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable note or pricing supplement, in amounts of at least €1,000,000, commencing on such interest reset date, as that rate appears on the display on Reuters (or any successor service) on page “EURIBOR01” (or any other page as may replace such page on such service) as of 11:00 a.m., Brussels, Belgium time, on such EURIBOR determination date.

If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent (after consultation with Citigroup Funding) will select four major banks in the Eurozone interbank market.

•	The calculation agent will request that the principal Eurozone offices of those four selected banks provide their offered quotations to prime banks in the Eurozone interbank market at approximately 11:00 a.m., Brussels, Belgium time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on such interest reset date. Offered quotations must be based on a principal amount equal to at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at such time.

(1)	If two or more quotations are provided, EURIBOR for such interest period will be the arithmetic average of such quotations.

(2)	If fewer than two quotations are provided, the calculation agent (after consultation with Citigroup Funding) will select three major banks in the Eurozone and follow the steps in the two bullet points immediately below.

•	The calculation agent will then determine EURIBOR for such interest period as the arithmetic average of rates quoted by those three major banks in the Eurozone to leading European banks at approximately 11:00 a.m., Brussels, Belgium time, on such EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least US$1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at such time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for such interest period will be the same as for the immediately preceding interest period. If there was no such interest period, EURIBOR will be the initial interest rate.

“Eurozone” means the region comprised of member states of the European Union that adopted the single currency in accordance with the Treaty establishing the European Community, as amended.

CDOR Rate Notes.  Each CDOR note will bear interest for each interest period at an interest rate equal to the Canadian dollar three-month Banker’s Acceptance Rate (“CDOR”) and any spread or spread multiplier specified in the note and the applicable pricing supplement.

The calculation agent will determine CDOR on each CDOR determination date. The CDOR determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on Reuters (or any successor service) Page “CDOR” (or any other page as may replace such page on such service), or any other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto, Canada time, on such CDOR determination date.

The following procedures will be followed if CDOR cannot be determined as described above.

•	If the rate is not published prior to 10:00 a.m., Toronto, Canada time, on the CDOR determination date, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto, Canada time, on such CDOR determination date.

•	If no offered rate appears on Reuters Page CDOR on a CDOR determination date at approximately 10:00 a.m., Toronto, Canada time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto, Canada time, on such CDOR determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

Inverse Floating Rate Notes.  Any floating rate note may be designated in the applicable note or pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable note or pricing supplement, the interest rate on such floating rate note will be equal to:

•	in the case of the period, if any, commencing on the issue date, or the date on which such note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup Funding as described in the applicable note or pricing supplement; and

•	in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the applicable note or pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, the interest rate will not be less than zero.

Floating/Fixed Rate Notes.  The applicable note or pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on such note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified in such applicable note or pricing supplement.

Subsequent Interest Periods

The applicable note or pricing supplement will indicate whether Citigroup Funding has the option to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, for such note. If Citigroup Funding has the option to reset, the note or pricing supplement will also indicate the optional reset date or dates on which such interest rate, or such spread, spread multiplier or method of calculation, as the case may be, may be reset.

Citigroup Funding shall notify the trustee whether or not it intends to exercise such option relating to such notes at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will mail to the holder of such notes a reset notice first class, postage prepaid, indicating whether Citigroup Funding has elected to reset the interest rate or the spread, spread multiplier or method of calculation, as the case may be.

If Citigroup Funding elects to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder, in a manner described above, a notice indicating such new interest rate or such new spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of such note, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.

Upon the transmittal by the trustee of a reset notice to the holder of a note, such new interest rate or such new spread, spread multiplier and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, such note will have the same terms as prior to the transmittal of such reset notice.

Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup Funding may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to such optional reset date, and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on such optional reset date.

Citigroup Funding can make such revocations by causing the trustee for the note to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

The holder of a note will have the option to elect repayment of such note by Citigroup Funding on each optional reset date at a price equal to the principal amount of such note plus interest accrued to such optional reset date. In order for a note to be repaid on an optional reset date, the holder of such note must follow the procedures set forth below under “— Optional Redemption, Repayment and Repurchase” for optional repayment or in the applicable note or pricing supplement. However, the period for delivery of such note or notification to the trustee for such note will be at least 25 but not more than 35 days prior to such optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for such note, revoke any tender for repayment until the close of business on the tenth day prior to such optional reset date.

Amortizing Notes

Citigroup Funding may from time to time offer amortizing notes on which a portion or all of the principal amount is payable prior to stated maturity:

•	in accordance with a schedule;

•	by application of a formula; or

•	based on an index.

In the case of amortizing subordinated notes, once any scheduled payments of principal begin, all scheduled payments will be made at least annually and the amount repaid in each year will be no less than in the previous year. Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable note or pricing supplement.

Indexed Notes

Citigroup Funding may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

•	the principal amount of such notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the “face amount” of such indexed note; and

•	an index, which may be based on:

(1)	prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities;

(2)	the application of a formula; or

(3)	an index which shall be such other objective price, economic or other measures as are described in the applicable pricing supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.

If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of such indexed note unless specified otherwise in connection with a particular offering of notes. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of such index or (2) changes the basis upon which such index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Citigroup Funding will select another third party to calculate or announce the index. Citigroup Global Markets Inc. or another affiliate of Citigroup Funding may be either the original or successor third party selected by Citigroup Funding.

If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of such indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

Unless otherwise specified in connection with a particular offering of notes, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on such notes. Unless otherwise specified in connection with a particular offering of notes, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of such note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of such note on the stated maturity of such note, as if the date of acceleration were the stated maturity.

An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup Funding has no control. See “Risk Factors — Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You” and “— Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” above for a discussion of these considerations.

Fluctuations in the price of any particular security or commodity, in the exchange rates between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or exchange rates that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of investment in indexed notes.

Dual Currency Notes

Citigroup Funding may from time to time offer dual currency notes on which Citigroup Funding has the option of making all payments of principal, any premium and interest on such notes, the payments on which would otherwise be made in the specified currency of those notes, in the optional payment currency specified in the applicable pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

The pricing supplement for each issuance of dual currency notes will specify, among other things:

•	the specified currency;

•	the optional payment currency; and

•	the designated exchange rate.

The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The applicable pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Citigroup Funding may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

If Citigroup Funding makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If such election is made, notice of the election will be mailed in accordance with the terms of the applicable tranche of dual currency notes within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Citigroup Funding, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup Funding had made the payment in the specified currency.

For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.

Renewable Notes

Citigroup Funding may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of such notes, unless the term of all or any portion of any such notes is renewed in accordance with the procedures described below.

The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder after such renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after such initial renewal date which, together with the initial renewal date, constitutes a renewal date.

If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, such portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after such renewal date.

A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable pricing supplement, any portion of such renewable note, by delivering a notice to such effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. Such notice will be delivered not less than 15 nor more than 30 days prior to such renewal date, unless another period is specified in connection with a particular offering of notes as the special election period. Such election will be irrevocable and will be binding upon each subsequent holder of such renewable note.

An election to renew the term of a renewable note may be exercised for less than the entire principal amount of such renewable note only if so specified in the applicable pricing supplement and only in such principal amount, or any integral multiple in excess of such amount, that is specified in the applicable pricing supplement. However, the term of the renewable notes may not be extended beyond the stated maturity specified for such renewable notes in the applicable pricing supplement.

If the holder does not elect to renew the term, such renewable note must be presented to the trustee, or any duly appointed paying agent. If such renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of such renewable note. The trustee, or any duly appointed paying agent, will issue in exchange for such note, in the name of such holder, a note. The note will be in a principal amount equal to the principal amount of such exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on such renewable note. However, such note will have a fixed, nonrenewable stated maturity on the new maturity date.

If an election to renew is made for less than the full principal amount of a holder’s renewable note, the trustee, or any duly appointed paying agent, will issue a replacement renewable note in exchange for such note in the name of such holder. Such replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of such exchanged renewable note, with terms otherwise identical to such exchanged renewable note.

Extension of Maturity

If so stated in the applicable pricing supplement relating to a particular offering of notes, Citigroup Funding may, extend the stated maturity of such note for an extension period. Unless otherwise specified in connection with a particular offering of notes, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the applicable pricing supplement.

Unless otherwise specified in connection with a particular offering of notes, Citigroup Funding may exercise such option for a note by notifying the trustee for such note at least 45 but not more than 60 days prior to the original stated maturity of such note. Not later than 40 days prior to the original stated maturity of the note, the trustee for the note will mail to the holder of the note an extension notice, first class, postage prepaid. The extension notice will set forth among other items:

•	the election of Citigroup Funding to extend the stated maturity of such note;

•	the new stated maturity;

•	in the case of a fixed rate note, the interest rate applicable to the extension period;

•	in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and

•	any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

Unless otherwise specified in connection with a particular offering of notes, upon the provision by such trustee of an extension notice to the holder of a note, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice. Despite the foregoing and unless otherwise specified in connection with a particular offering of notes, not later than 20 days prior to the original stated maturity of the note, Citigroup Funding may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note.

Citigroup Funding may so act by causing the trustee for the note to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. Unless otherwise specified in connection with a particular offering of notes, the notice will be irrevocable. Unless otherwise specified in connection with a particular offering of notes, all notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

If so stated in the pricing supplement relating to a particular offering of notes, the holder of a note of which Citigroup Funding elects to extend maturity may have the option of early redemption, repayment or repurchase of such note by Citigroup Funding on the original stated maturity at a price equal to the principal amount of such note, plus interest accrued to that date. In order for a note to be repaid on the old stated maturity once Citigroup Funding has extended its stated maturity, the holder of the note must follow the procedures set forth below under “— Optional Redemption, Repayment and Repurchase” for optional repayment. The period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment after an extension notice may give written notice to the trustee for the note to revoke any tender for repayment until the close of business on the tenth day before the original stated maturity.

Combination of Provisions

If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under “— Subsequent Interest Periods,” “— Extension of Maturity” and “— Renewable Notes.”

Book-Entry System

Upon issuance, and unless the rules of DTC state otherwise, all book-entry notes having the same original issue date and otherwise identical terms will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described in the prospectus under “Description of Debt Securities — Book-Entry Procedures and Settlement — Definitive Notes and Paying Agents,” will not otherwise be issuable as certificated notes.

A further description of DTC’s procedures regarding global securities representing book-entry notes is set forth in the prospectus under “Description of Debt Securities — Book-Entry Procedures and Settlement.”

Optional Redemption, Repayment and Repurchase

The pricing supplement relating to each note will indicate whether such note can be redeemed at the option of Citigroup Funding, in whole or in part prior to its stated maturity. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which such note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, such note may be redeemed on each such optional redemption date.

Unless otherwise specified in connection with a particular offering of notes, at least 30 days prior to the date of redemption, the trustee will mail notice of such redemption, first class, postage prepaid, to the holder of such note. Unless otherwise specified in connection with a particular offering of notes, Citigroup Funding may exercise such option relating to a redemption of a note in part only by notifying the trustee for such note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of such note or notes will be issued to the holder of such note or notes upon the cancellation of such note or notes. The notes, other than amortizing notes, may not be redeemed. The redemption of any subordinated note that is included in Citigroup’s capital may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position of Citigroup will be adequate after the proposed redemption.

The pricing supplement relating to each note will also indicate whether the holder of such note will have the option to elect repayment of such note by Citigroup Funding prior to its stated maturity. If so, such pricing supplement will specify (1) the optional repayment date or dates on which such note may be repaid and (2) the optional repayment price. Such optional repayment price is the price at which, together with accrued interest to such optional repayment date, such note may be repaid on each optional repayment date.

In order for a note to be repaid, the trustee for such note must receive, at least 30 but not more than 45 days prior to an optional repayment date:

(1)	such note with the form entitled “Option to Elect Repayment” on the reverse of such note duly completed; or

(2)	a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

•	the name of the holder of such note;

•	the principal amount of such note to be repaid;

•	the certificate number or a description of the tenor and terms of such note;

•	a statement that the option to elect repayment is being exercised; and

•	a guarantee that the note to be repaid with the form entitled “Option to Elect Repayment” on the reverse of such note duly completed will be received by the trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter.

If the guarantee procedure described in clause (2) above is followed, then such note and form duly completed must be received by the trustee by such fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note, provided, that the principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the such will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of such repaid note.

If a note is represented by a global security, DTC’s nominee will be the holder of such note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC’s nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

Except in the case of an optional redemption by Citigroup Funding at a stated redemption price provided for in the applicable pricing supplement, if Citigroup Funding redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Citigroup Funding will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement or the accompanying prospectus.

The amortized face amount of a note on any date means the amount equal to:

•	the issue price set forth on the face of the applicable pricing supplement plus

•	that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

(1)	the bond yield to maturity set forth in the applicable pricing supplement, or

(2)	if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed in a pricing supplement will be computed on the basis of:

•	the first occurring optional redemption date with respect to such note; and

•	the amount payable on such optional redemption date.

In the event that any such note is not redeemed on such first occurring optional redemption date, the bond yield to call that applies to such note will be recomputed on such optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date.

The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

Citigroup Funding may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Funding may, at the discretion of Citigroup Funding, be held, resold or surrendered to the trustee for such notes for cancellation.

Other Provisions

The terms in the applicable pricing supplement may modify any provisions relating to:

•	the determination of an interest rate basis;

•	the specification of an interest rate basis;

•	calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

•	interest payment dates; or

•	any other related matters.

Defeasance

The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable pricing supplement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following is a summary of the material United States federal income tax considerations that may be relevant to a holder of a note. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with holders that will hold notes as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of notes. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including, without limitation:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	traders in securities that elect mark to market;

•	persons that will hold notes as a part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, comprised of a note and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of notes, including any indexed notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable pricing supplement. Purchasers of such notes should carefully examine the applicable pricing supplement and should consult with their tax advisors with respect to those notes.

Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used in this prospectus supplement, the term United States holder means:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or

•	a trust, if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

As used in this summary, the term “non-United States holder” means a holder who is not a United States holder and the term “United States” means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

United States Holders

Payments of Interest

Payments of qualified stated interest, as defined below under “Original Issue Discount,” on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder’s method of tax accounting.

If such payments of interest are made relating to a note that is denominated in a foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received). A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof within the holder’s taxable year; or

•	at the holder’s election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if that date is within five business days of the last day of the accrual period.

Such an election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made relating to a foreign currency note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the notes.

Purchase, Sale and Retirement of Notes

A United States holder’s tax basis in a note generally will equal the cost of that note to such holder

(1)	increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below) and

(2)	reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on the note.

In the case of a foreign currency note, the cost of the note to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency note that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of the note by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (1) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder’s tax basis in a foreign currency note in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Notes Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of the specified currency to purchase a foreign currency note generally will not result in taxable gain or loss for a United States holder.

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under “Payments of Interest,” and (2) the United States holder’s adjusted tax basis in the note. If a United States holder receives a specified currency other than the U.S. dollar in respect of the disposition of a note, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the note.

In the case of a foreign currency note that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of that disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (1) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Except as discussed below in connection with foreign currency gain or loss, market discount and short-term notes, gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a note will generally be long term capital gain or loss if the United States holder’s holding period for the note exceeded one year at the time of such disposition.

Gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held the note.

Original Issue Discount

In General.  Notes with a term greater than one year may be issued with OID for United States federal income tax purposes. Such notes are called OID notes in this prospectus supplement. United States holders generally must accrue OID in gross income over the term of the OID notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID note in advance of the receipt of cash attributable to such income.

OID generally will arise if the stated redemption price at maturity of the note exceeds its issue price by more than a de minimis amount equal to 0.25% of the note’s stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a note has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a note is the first price at which a substantial amount of notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments due under the note, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID note at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID note will be the sum of the daily portions of OID for each day during that taxable year or any portion of the taxable year in which such a United States holder held the OID note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID note. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

The amount of OID allocable to any accrual period generally will equal (1) the product of the OID note’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity (as adjusted to take into account the length of the accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID note at the beginning of any accrual period will equal the issue price of the OID note, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on the note, other than payments of qualified stated interest, on or before the first day of the accrual period.

Foreign Currency Notes.  In the case of an OID note that is also a foreign currency note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

•	calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

•	translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of the accrual period within a United States holder’s taxable year, or, at the United States holder’s election (as described above under “Payments of Interest”), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if that date is within five business days of the last day of the accrual period.

All payments on an OID note, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID note, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID note. The amount accrued will be determined by using the rate of exchange applicable to such previous accrual.

Acquisition Premium.  A United States holder that purchases an OID note for an amount less than or equal to the remaining redemption amount, but in excess of the OID note’s adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of this fraction is the excess of the United States holder’s adjusted tax basis in the OID note immediately after its purchase over the OID note’s adjusted issue price. The denominator of the fraction is the excess of the remaining redemption amount over the OID note’s adjusted issue price. For purposes of this prospectus supplement,

•	“acquisition premium” means the excess of the purchase price paid by a United States holder for an OID note over the OID note’s adjusted issue price; and

•	“remaining redemption amount” means the sum of all amounts payable on an OID note after the purchase date other than payments of qualified stated interest.

The notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Notes containing such features, in particular OID notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors relating to such notes.

Market Discount

If a United States holder purchases a note, other than a short-term note, for an amount that is less than the note’s stated redemption price at maturity or, in the case of an OID note, for an amount that is less than the note’s revised issue price, i.e., the note’s issue price increased by the amount of accrued OID, the note will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under “Original Issue Discount”). Any gain recognized by the United States holder on the sale, exchange, retirement or other taxable disposition of notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such United States holder.

Alternatively, the United States holder may elect to include market discount in income currently over the life of the note. Such an election will apply to market discount notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note.

Market discount on a foreign currency note will be accrued by a United States holder in the foreign currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the note is disposed of by the United States holder. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder’s taxable year.

Short-Term Notes

The rules set forth above also will generally apply to notes having maturities of not more than one year from the date of issuance. Those notes are called short-term notes in this prospectus supplement. Certain modifications apply to these general rules.

First, none of the interest on a short-term note is treated as qualified stated interest. Instead, interest on a short-term note is treated as part of the short-term note’s stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term notes will be OID notes. OID will be treated as accruing on a short-term note ratably, or at the election of a United States holder, under a constant yield method.

Second, a United States holder of a short-term note that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the note as ordinary income to the extent of the holder’s accrued OID on the note, and as short-term capital gain to the extent the gain exceeds accrued OID. A United States holder of a short-term note using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting generally will be required to include OID on a short-term note in income on a current basis.

Third, any United States holder of a short-term note, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the note on a current basis. If such an election is made, the OID rules will not apply to the note. Acquisition discount is the excess of the note’s stated redemption price at maturity over the holder’s purchase price for the note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

As described above, the notes may have special redemption features. These features may affect the determination of whether a note has a maturity of not more than one year and thus is a short-term note. Purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors in relation to such features.

Notes Purchased at a Premium

A United States holder that purchases a note for an amount in excess of the remaining redemption amount will be considered to have purchased the note at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the beginning of the first taxable year to which the election applies. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder’s tax basis when the note matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the note to maturity will generally be required to treat the premium as capital loss when the note matures.

Amortizable bond premium in respect of a foreign currency note will be computed in the specified currency and will reduce interest income in the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such note based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the note and (2) the spot rate of exchange on the date on which the United States holder acquired the note. See “Original Issue Discount — Acquisition Premium” above for a discussion of the treatment of a note purchased for an amount less than or equal to the remaining redemption amount but in excess of the note’s adjusted issue price.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of notes. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of the notes. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law:

•	withholding of United States federal income tax will not apply to a payment on a note to a non-United States holder, provided that,

(1)	the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup Funding entitled to vote and is not a controlled foreign corporation related to Citigroup Funding through stock ownership;

(2)	the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

(3)	neither Citigroup Funding nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a note.

Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the notes is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a note to a non-United States holder, or to proceeds from the disposition of a note by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup Funding nor its paying agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the amounts of payments made on a note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

PLAN OF DISTRIBUTION

The notes are being offered on a continuous basis by Citigroup Funding through Citigroup Global Markets Inc., or other broker-dealer affiliates of Citigroup Funding, as agents. The agents have agreed to use their reasonable efforts to solicit orders to purchase notes. The agents, Citigroup Funding and Citigroup have signed a global selling agency agreement. The global selling agency agreement has been incorporated by reference in the registration statement of which this prospectus supplement forms a part. Citigroup Funding will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. An agent will have the right to reject any proposed purchase in whole or in part. Citigroup Funding reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.

The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.

Proceeds,
before expenses,
Public Offering	Agents’ Discounts	to Citigroup
Price	and Commissions	Funding

100%	0.02%-5%	99.98%-95%

Citigroup Funding may also sell notes at a discount to the agents for their own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

In addition, the agents may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agents from Citigroup Funding.

Unless otherwise specified in connection with a particular offering of notes, any note purchased by an agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity.

Citigroup Funding reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the agency agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Funding.

Unless notes are issued upon the reopening of a prior offering, no note will have an established trading market when issued. Unless otherwise specified in connection with a particular offering of notes, the notes will not be listed on any securities exchange. An agent may make a market in the notes, but no agent is obligated to do so. An agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

In addition to the notes being offered through the agents as described herein, securities in bearer form that may have terms identical or similar to the terms of the notes may be concurrently offered by Citigroup Funding on a continuous basis outside the United States by one or more broker-dealer affiliates of Citigroup Funding. Such affiliates may also purchase the securities in bearer form as principal for their own account or for resale.

Citigroup Funding estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $4,425,500.

An agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup Funding and Citigroup have agreed to indemnify the agents against liabilities relating to material misstatements and omissions, or to contribute to payments that the agents may be required to make relating to these liabilities. Citigroup Funding and Citigroup will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.

Unless otherwise specified in connection with a particular offering of notes, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup Funding may issue other securities under the indentures referred to in the prospectus.

The broker-dealer affiliates of Citigroup Funding, including Citigroup Global Markets Inc., are members of FINRA and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Funding’s broker-dealer affiliates participate will conform with the requirements set forth in NASD Conduct Rule 2720 adopted by FINRA.

This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by an agent or other affiliates of Citigroup Funding in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. An agent or these other affiliates may act as principal or agent in such transactions.

ERISA MATTERS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Citigroup Funding. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Citigroup Funding has affiliates, including insurance company affiliates and broker-dealer affiliates, that provide services to many employee benefit plans. Citigroup Funding and any such affiliate of Citigroup Funding may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities of Citigroup Funding by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup Funding.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following exemptions (or a similar exemption or exception) applies to such purchase, holding and disposition:

•	Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”),

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Citigroup Funding on each day from the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)	its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by a statutory exemption or one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c)	it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

Citigroup Funding Inc.

Medium-Term Senior Notes, Series D
Medium-Term Subordinated Notes, Series E

Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed by Citigroup Inc.

PROSPECTUS SUPPLEMENT
          , 2009

(Including prospectus
dated February 18, 2009)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates.

Commission Registration Fee	$	*
Accounting Fees		350,000
Trustees’ Fees and Expenses		300,000
Printing and Engraving Fees		1,000,000
Rating Agency Fees		2,000,000
FINRA Fee		75,500
Legal Fees and Expenses		600,000
Stock Exchange Listing Fees		100,000

Total		$4,425,500

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

Item 15.  Indemnification of Directors and Officers.

Citigroup

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

Citigroup Funding

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section One of Article VII of Citigroup Funding’s By-Laws provides that Citigroup Funding shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup Funding also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of Citigroup Funding’s Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup Funding are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup Funding. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup Funding’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup Funding by or on behalf of such indemnifying party.

For the undertaking with respect to indemnification, see Item 17 herein.

See the Global Selling Agency Agreement and the Selling Agency Agreement for Index Warrants incorporated by reference as Exhibits 1(a) and 1(c) for certain indemnification provisions.

Item 16.  Exhibits.

See the Exhibit Index, which follows the signature pages and is herein incorporated by reference.

Item 17.  Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on February 18, 2009.

CITIGROUP INC.

By:	/s/ Gary Crittenden
Name: Gary Crittenden
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on February 18, 2009.

Signatures

/s/ Vikram S. Pandit Vikram S. Pandit	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gary Crittenden Gary Crittenden	Chief Financial Officer (Principal Financial Officer)

/s/ John C. Gerspach John C. Gerspach	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Sir Win Bischoff	Chairman of the Board

* Alain J.P. Belda	Director

* Kenneth T. Derr	Director

* John M. Deutch	Director

* Roberto Hernández Ramirez	Director

* Andrew N. Liveris	Director

* Anne M. Mulcahy	Director

* Richard D. Parsons	Director

* Lawrence R. Ricciardi	Director

Signatures

* Judith Rodin		Director

* Robert E. Rubin		Director

* Robert L. Ryan		Director

* Franklin A. Thomas		Director

*By:	/s/ Gary Crittenden Gary Crittenden Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Funding Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on February 18, 2009.

CITIGROUP FUNDING INC.

By:	/s/ Zion Shohet
Name: Zion Shohet
Title: President and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on   February 18, 2009.

Signatures

/s/ Zion Shohet Zion Shohet	President and Chairman (Principal Executive Officer)

/s/ David S. Winkler David S. Winkler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael P. Conway Michael P. Conway	Vice President and Controller (Principal Accounting Officer)

/s/ James M. Garnett James M. Garnett	Director

/s/ John C. Gerspach John C. Gerspach	Director

/s/ Saul M. Rosen Saul M. Rosen	Director

/s/ John Trohan John Trohan	Director

EXHIBIT INDEX

Exhibit
Number			Description

1	(a)	—	Global Selling Agency Agreement relating to the Medium-Term Notes, Series D and Series E, incorporated by reference to Exhibit 1.01 to Citigroup’s Current Report on Form 8-K filed on April 25, 2006 (No. 1-09924).
1	(b)	—	Selling Agency Agreement for Index Warrants, incorporated by reference to Exhibit 1.01 to Citigroup’s Current Report on Form 8-K filed on November 22, 2006 (No. 1-09924).
4	(a)	—	Certificate of Incorporation of Citigroup Funding Inc. (incorporated by reference to Exhibit 4(a) to the Registrants’ Registration Statement on Form S-3 filed on February 18, 2005 (Nos. 333-122925, 333-122925-01)).
4	(b)	—	By-Laws of Citigroup Funding Inc. (incorporated by reference to Exhibit 4(b) to the Registrants’ Registration Statement on Form S-3 filed on February 18, 2005 (Nos. 333-122925, 333-122925-01)).
4	(c)	—	Restated Certificate of Incorporation of Citigroup Inc. (incorporated by reference to Exhibit 4.01 to Citigroup’s Registration Statement on Form S-3 filed December 15, 1998 (No. 333-68949)).
4	(d)	—	Certificate of Amendment to the Restated Certificate of Incorporation of Citigroup Inc., dated April 18, 2000 (incorporated by reference to Exhibit 3.01.3 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2000 (No. 1-09924)).
4	(e)	—	Certificate of Amendment to the Restated Certificate of Incorporation of Citigroup Inc., dated April 17, 2001 (incorporated by reference to Exhibit 3.01.4 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2001 (No. 1-09924)).
4	(f)	—	Certificate of Amendment to Restated Certificate of Incorporation, dated April 18, 2006 (incorporated by reference to Exhibit 3.01.6 to Citigroup’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 (No. 1-09924)).
4	(g)	—	By-Laws of Citigroup, as amended effective October 16, 2007 (incorporated by reference to Exhibit 3.1 to Citigroup’s Current Report on Form 8-K filed on October 19, 2007).
4	(h)	—	Senior Debt Indenture, dated as of June 1, 2005, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A., incorporated by reference to Exhibit 4(b) to the Registrants’ registration statement on Form S-3 filed on March 13, 2006 (Nos. 333-132370, 333-132370-01).
4	(i)	—	Subordinated Debt Indenture, dated as of June 1, 2005, among Citigroup Funding Inc., Citigroup Inc. and Deutsche Bank Trust Company Americas, as Trustee, incorporated by reference to Exhibit 4(c) to the Registrants’ registration statement on Form S-3 filed on March 13, 2006 (Nos. 333-132370, 333-132370-01).
4	(j)	—	Forms of Medium-Term Registered Notes, Series D and Series E, incorporated by reference to Exhibit 4(d) to the Registrants’ registration statement on Form S-3 filed on March 13, 2006 (Nos. 333-132370, 333-132370-01).
4	(k)	—	Forms of Medium-Term Temporary Global Notes, Series D and Series E, incorporated by reference to Exhibit 4(f) to the Registrants’ registration statement on Form S-3 filed on March 13, 2006 (Nos. 333-132370, 333-132370-01).
4	(l)	—	Forms of Medium-Term Permanent Global Notes, Series D and Series E, incorporated by reference to Exhibit 4(g) to the Registrants’ registration statement on Form S-3 filed on March 13, 2006 (Nos. 333-132370, 333-132370-01).
4	(m)	—	Index Warrant Agreement for Index Warrants, and form of Index Warrant Certificate for Index Warrants in registered form, incorporated by reference to Exhibits 4.01 and 4.02 to Citigroup’s Current Report on Form 8-K filed on November 22, 2006 (No. 1-09924).
5	(a)	—	Opinion of Michael J. Tarpley, Esq.*
12	(a)	—	Supplemental Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (No. 1-09924)).
12	(b)	—	Supplemental Calculation of Ratio of Income to Combined Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.02 to Citigroup’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (No. 1-09924)).
23	(a)	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23	(b)	—	Consent of Michael J. Tarpley, Esq. (included in Exhibit 5(a)).*
24	(a)	—	Powers of Attorney of Citigroup Inc. Directors.*

Exhibit
Number			Description

25	(a)	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. under the Senior Debt Indenture.*
25	(b)	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas under the Subordinated Debt Indenture.*

*	Filed herewith.